
altadena

STAND STRONG

Own a share.
Stand with us.

RESERVE INTEREST (No Purchase Required)

Takes less than a minute · No payment required



A YEAR LATER, ALTADENA STILL NEEDS HELP.

When the fire tore through, it didn't just burn homes. It erased the places where kids felt safe & connected. Where routines lived. Where community happened.

Those spaces mattered. And their absence still does.

A community built on closeness suddenly had nothing solid to stand on when it mattered most. In the midst of displacement & unanswered questions, STAND STRONG came to life.

Jett, alongside other young voices, helped shape it from their perspective. Their emotions, their questions & their strength live inside this project.

STAND STRONG exists to honor what was lost & to help rebuild what gave this neighborhood its footing in the first place.

THIS ISN'T JUST A SONG. IT'S A STAND.

STAND STRONG was born out of grief, hope, and love for our community. We wrote it to honor what was lost; and to light a path forward.

But we didn't just want to tell a story.

We wanted to build with our community and give back to those still in need. That's why we've partnered with SongVest to offer you a chance to actually own a piece of the song *STAND STRONG* through SongShares®.

This is music made to heal.

And now, it's music that can help rebuild.


STAND
STRONG
TABOO + JETT GOMEZ
FEAT. ANGELICA NICOLE

RESERVE YOUR SHARES. STAND WITH US.


Taboo & Jett Gomez – "STAND STRONG" (feat. Angelica Nicole) [Official Video]
Watch on YouTube



RESERVE A SHARE. REBUILD A FIELD.

This is your chance to do something real.

When you reserve a SongShare®* in *STAND STRONG*, you're not just investing in a song, you're investing back into a community.

Every share you buy:

→ Gives you a stake in the song's future success
→ Helps fund Altadena's Middle School League Softball Team Recovery

These kids lost their field, their gear, and their safe space to play.

Together, we can bring it all back.

*SongShares® are limited and made available through SEC-qualified offerings.

HOW IT WORKS

RESERVE INTEREST

Reserve interest in SongShares. No payment is required or accepted during Test-the-Waters.

No payment required

CONFIRM PREFERENCES

Choose your quantity and set Auto-Purchase optional (you can turn it off anytime before any sale).

Optional & Reversible

GET NOTIFIED WHEN IT'S LIVE

If the offering is qualified by the SEC, you'll receive access details and can decide whether to purchase.

You stay in control

RESERVE YOUR SHARES. STAND WITH US

No purchase required

AS FEATURED IN

Variety · MusicBusiness Worldwide · Forbes · Digital Music News

THIS IS MORE THAN A SONG. IT'S A STAND.

Claim your SongShares in *STAND STRONG* and be part of rebuilding Altadena.

RESERVE YOUR SHARES. STAND WITH US.

You've Got Questions? We've Got Answers!

- What is this page?
- Am I buying anything today?
- How long does it take?
- What are SongShares (high level)?
- When would I actually page?
- Can I invest if I am outside the US?

For all other questions please reference our FAQ Page for more details on SongVest related questions.


altadena
STAND STRONG.
TABOO & JETT GOMEZ X SONGSHARES®
Own a share. Stand with us.
See how we're partnering with Taboo from the Black Eyed Peas and his daughter Jett to help rebuild a community in need.
SongShares® are SEC-Qualified shares of music royalties.

songvest ...

songvest After the fires tore through Altadena, @taboo from @blackeyedpeas and his daughter Jett turned to music to make sense of what was lost. After they made the music, they turned to SongVest to help rebuild in a way that created equity for everyone.

This is how we're standing strong.

When you buy a share of their new single, the proceeds help rebuild Altadena — starting with the Altadena Junior High School Softball League.

You get to own a part of the song and share in the royalties it earns over time.

They get to give back in a way that matters.

Shares start at $25 and are limited in supply.

Head to the link in bio to learn more and reserve yours now.

3w

taboo thank u 🙏
2w 3 likes Reply

View replies (1)

taboo STAND STRONG 🫶
2w Reply

jimiestradamusic 👏👏👏👏
2w 1 like Reply

jimiestradamusic 🙌🙌🙌🙌
2w 1 like Reply

zii.halley No one is higher!
2w 1 like Reply

155 likes
January 8

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When music creates space to heal
Taboo's "STAND STRONG" began in the aftermath of the Altadena fires. What followed became a powerful act of healing, led by youth and rooted in community.
SYMPHONIC

symphonicdistro and songvest ...

symphonicdistro Music with purpose can create a space to heal. ❤️‍🩹

Created after the Altadena fires, "STAND STRONG" was written by @taboo alongside his daughter, Jett, as a way to process loss, fear, and hope together. This song is focused on youth, to help ease their trauma, concerns, and to work toward healing.

Swipe to know their story and listen to this meaningful song. Visit their @songvest (link in our bio) to see how you can help 🤝

2w

83 likes
January 9

Add a comment... Post


Amid the devastation of the Altadena fires, Taboo of the Black Eyed Peas turned to music as a way to process loss, uncertainty, and hope alongside his 9-year-old daughter, Jett.

symphonicdistro and songvest

symphonicdistro Music with purpose can create a space to heal. ❤️‍🩹

Created after the Altadena fires, "STAND STRONG" was written by @taboo alongside his daughter, Jett, as a way to process loss, fear, and hope together. This song is focused on youth, to help ease their trauma, concerns, and to work toward healing.

Swipe to know their story and listen to this meaningful song. Visit their @songvest (link in our bio) to see how you can help 🫱🏼‍🫲🏽

2w

83 likes

January 9

Add a comment…

Post



“STAND STRONG” was shaped through the voices of youth.
“The stress, anxiety and disruption caused by fire losses are hard on adults, and even more difficult for kids to endure. That’s why STAND STRONG is focused on youth, to help ease their trauma, concerns, and to work toward healing.”
- Taboo

symphonicdistro and songvest

symphonicdistro Music with purpose can create a space to heal. ❤️‍🩹

Created after the Altadena fires, “STAND STRONG” was written by @taboo alongside his daughter, Jett, as a way to process loss, fear, and hope together. This song is focused on youth, to help ease their trauma, concerns, and to work toward healing.

Swipe to know their story and listen to this meaningful song. Visit their @songvest (link in our bio) to see how you can help 🫶

2w

83 likes

January 9

Add a comment... Post


This project captures the grief, anxiety and determination of the Altadena community, but also creates space for healing and hope. But more than that, it also invites those listening to step in and support something bigger.

symphonicdistro and songvest

symphonicdistro Music with purpose can create a space to heal. ❤️‍🩹

Created after the Altadena fires, "STAND STRONG" was written by @taboo alongside his daughter, Jett, as a way to process loss, fear, and hope together. This song is focused on youth, to help ease their trauma, concerns, and to work toward healing.

Swipe to know their story and listen to this meaningful song. Visit their @songvest (link in our bio) to see how you can help 🤝

2w

83 likes

January 9

Add a comment...

Post


SONGVEST
To make that support tangible, Taboo partnered with SongVest, giving fans a way to participate directly by reserving SongShares® tied to the song's royalties.

symphonicdistro and songvest

symphonicdistro Music with purpose can create a space to heal. ❤️‍🩹

Created after the Altadena fires, "STAND STRONG" was written by @taboo alongside his daughter, Jett, as a way to process loss, fear, and hope together. This song is focused on youth, to help ease their trauma, concerns, and to work toward healing.

Swipe to know their story and listen to this meaningful song. Visit their @songvest (link in our bio) to see how you can help 🤝

2w

83 likes

January 9

Add a comment... Post



Funds raised through SongShares® will help rebuild the Altadena Middle School softball fields and replace equipment lost in the fire, supporting youth, teamwork, and recovery.

symphonicdistro and songvest

symphonicdistro Music with purpose can create a space to heal. ❤️‍🩹

Created after the Altadena fires, "STAND STRONG" was written by @taboo alongside his daughter, Jett, as a way to process loss, fear, and hope together. This song is focused on youth, to help ease their trauma, concerns, and to work toward healing.

Swipe to know their story and listen to this meaningful song. Visit their @songvest (link in our bio) to see how you can help 🤝

2w

83 likes

January 9

symphonicdistro and songvest ···

SYMPHONIC

"STAND STRONG" is more than a song. It is proof that music can hold people together, give youth a voice, and turn listening into meaningful action.


STAND
STRONG
TABOO + JETT GOMEZ
FEAT. ANGELICA NICOLE

Visit the songshares.songvest.com/standstrong/ "How You Can Help Altadena Recovery"

symphonicdistro Music with purpose can create a space to heal. ❤️‍🩹

Created after the Altadena fires, "STAND STRONG" was written by @taboo alongside his daughter, Jett, as a way to process loss, fear, and hope together. This song is focused on youth, to help ease their trauma, concerns, and to work toward healing.

Swipe to know their story and listen to this meaningful song. Visit their @songvest (link in our bio) to see how you can help 🤝

2w

83 likes

January 9

Add a comment... Post

SONGVEST


altadena

Stand Strong.

Reserve a share. Rebuild a community.

After the fires tore through Altadena in January of 2025, Taboo and his daughter Jett turned to music to make sense of what was lost. After the music was made, they partnered with SongShares® to help rebuild their community in a way that creates shared ownership. Through this partnership, we're offering shares in their latest single, "Stand Strong."

Our community gets the opportunity to own a piece of the song, and Taboo and Jett will direct 100% of the proceeds from the sale of these shares to help rebuild youth softball in Altadena.

Learn more about the partnership and
reserve your shares by clicking the button below.

Reserve Shares Now

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IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. REGULATION A OFFERINGS ARE SPECULATIVE, ILLIQUID, AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE POSSIBLE LOSS OF YOUR ENTIRE INVESTMENT.

SongVest is offering securities through the use of an Offering Statement that the Securities and Exchange Commission ("SEC") has qualified under Tier II of Regulation A. While the SEC staff reviews certain forms and filings for compliance with disclosure obligations, the SEC does not evaluate the merits of any offering, nor does it determine if any securities offered are "good" investments. Commission ("SEC") has qualified under Tier II of Regulation A. While the SEC staff reviews certain forms and filings for compliance with disclosure obligations, the SEC does not evaluate the merits of any offering, nor does it determine if any securities offered are "good" investments.

Dalmore Group LLC ("Dalmore") is registered with the Securities and Exchange Commission ("SEC") as a broker-dealer, member of Financial Industry Regulatory Authority, Inc. ("FINRA") and Securities Investor Protection Corporation ("SIPC") and is the broker-dealer of record on this issuer direct offering.

REG A FILED WITH SEC FOR REVIEW DISCLAIMER
These offering materials may contain forward-looking statements and information relating to, among other things, the company, its business plan and strategy, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to the company's management. When used in the offering materials, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties that could cause the company's actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.Please note investors in this offering will be clients of the issuer and not Dalmore Group, LLC ("Dalmore"), a registered broker-dealer and member FINRA/SIPC. Dalmore's role in the transaction is to facilitate back office and regulatory functions related to the Regulation A transaction, and acts only as the broker/dealer of record for the offering listed. Dalmore is not providing investment advice or recommendations, or legal or tax advice.This Reg A investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment. All investors should make their own determination, with the assistance of their own financial or other advisors, as to whether or not to make any investment, based on their own independent evaluation, analysis and circumstances.No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement filed by the company with the SEC has been qualified by the SEC. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification. An indication of interest involves no obligation or commitment of any kind. An offering statement regarding this offering has been filed with the SEC. You may obtain a copy of the preliminary offering circular that is part of that offering statement. Insert link to S1-A Filing with SEC.